Shutterfly Announces Second Quarter 2019 Financial Results

REDWOOD CITY, California, August 7, 2019 -- Shutterfly, Inc. (NASDAQ: SFLY), the leading retailer and manufacturing platform dedicated to helping capture, preserve, and share life’s important moments, today announced financial results for the second quarter ended June 30, 2019.

Second Quarter 2019 Financial Highlights

Net revenue was $473 million. Shutterfly Consumer segment net revenue totaled $170 million, a 3% year-over-year increase. Lifetouch segment GAAP net revenue was $254 million, an 11% year-over-year increase. Shutterfly Business Solutions segment net revenue remained relatively flat at $50 million. Operating loss totaled $7.9 million. Net loss was $13 million or a loss of $0.37 per share.

Lifetouch segment non-GAAP net revenue was $254 million, a 3% year-over-year decrease.

Normalized operating income, excluding restructuring and executive transition and strategic review charges was $3.5 million. Normalized net loss was $8.0 million. Adjusted EBITDA was $57 million.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Information.”

Shutterfly Acquisition by Apollo

Shutterfly announced in June 2019 that it has entered into a definitive agreement (the "Merger Agreement") with the affiliates of certain funds (the “Apollo Funds”), managed by affiliates of Apollo Global Management, LLC (together with its consolidated subsidiaries, “Apollo”) (NYSE: APO), a leading global alternative investment manager, pursuant to which affiliates of Apollo Funds will acquire all the outstanding shares of Shutterfly for $51.00 per share in cash. The transaction is expected to close by early fourth quarter 2019, pending approval by Shutterfly stockholders and satisfaction of certain other closing conditions. Early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 was granted on July 17, 2019, effective immediately.

Due to the pending acquisition by affiliates of the Apollo Funds, Shutterfly does not plan to host an earnings conference call nor provide forward-looking guidance.

Notes to the Second Quarter 2019 Financial Results and Operating Metrics
Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before interest, taxes, depreciation, amortization, stock-based compensation, restructuring, acquisition-related costs, and executive transition and strategic review charges.
Shutterfly Consumer segment includes sales from the Shutterfly brand, the Tiny Prints boutique and BorrowLenses, and are derived from the sale of a variety of products such as, professionally-bound photo books, cards and stationery, custom home décor products and unique photo gifts, calendars and prints, and the related shipping revenue, as well as rental revenue from the BorrowLenses brand. Shutterfly Consumer also includes revenue from advertising displayed on the Company’s website.
Lifetouch segment includes net revenue from professional photography services for schools, preschools and churches, as well as retail studios operated by Lifetouch under the JCPenney Portrait brand.
Shutterfly Business Solutions ("SBS") segment includes net revenue from personalized direct marketing and other end-consumer communications as well as just-in-time, inventory-free printing for the Company's business customers.
Average Order Value ("AOV") is defined as total net revenue (Shutterfly Consumer revenue only) divided by total orders.

Non-GAAP Financial Information
To supplement the Company’s consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. Tables are provided at the end of this press release that reconcile the non-GAAP financial measures that the Company uses to the most directly comparable financial measures prepared in accordance with GAAP. These non-GAAP financial measures include non-GAAP net revenue, non-GAAP Lifetouch segment net revenue, non-GAAP gross margin, normalized operating income (loss), non-GAAP operating margin, normalized net income (loss), non-GAAP diluted net income (loss) per share and Adjusted EBITDA. The method the Company uses to produce non-GAAP financial measures is not computed according to GAAP and may differ from methods used by other companies.

The Company believes that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to gross margins, net revenue, operating income (loss), operating margin, net income (loss), or net income (loss) per share determined in accordance with GAAP. For more information, please see Shutterfly's Securities and Exchange Commission (“SEC”) filings, including the most recent Form 10-K and Form 10-Q, which are available on the SEC's website at www.sec.gov.

Notice Regarding Forward-Looking Statements
This media release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements include the timing of the expected closing of our pending acquisition by the Apollo Funds. You can identify these statements by the use of terminology such as “guidance”, “believe”, “expect”, “will”, “should”, “could”, “estimate”, “anticipate” or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. Factors that might contribute to such differences include, among others, the parties' inability to consummate the acquisition due to failure to satisfy conditions to the completion of the transaction, including the receipt of stockholder approval, which may not be obtained on the anticipated schedule or at all, and the outcome of lawsuits that may be brought by certain purported stockholders seeking to rescind the Merger Agreement or enjoin the consummation of the acquisition. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to the Company's business in general, the Company refers you to the “Risk Factors” section of its SEC filings, including the Company's most recent Form 10-K and 10-Q, which are available on the SEC’s website at www.sec.gov. These forward-looking statements are based on current expectations and the Company assumes no obligation to update this information.

Additional Information and Where to Find It
In connection with the proposed acquisition of Shutterfly by certain affiliates of the Apollo Funds, Shutterfly has filed and will continue to file relevant materials with the SEC, including a preliminary and definitive proxy statement. Promptly after filing the definitive proxy statement, Shutterfly will mail the definitive proxy statement and a proxy card to the stockholders of Shutterfly. SHUTTERFLY STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Stockholders of Shutterfly will be able to obtain a free copy of these documents, when they become available, at the website maintained by the SEC at www.sec.gov or free of charge at www.shutterflyinc.com.

Additionally, Shutterfly will file other relevant materials in connection with the proposed acquisition of Shutterfly by certain affiliates of the Apollo Funds pursuant to the terms of the Merger Agreement by and such affiliates of the Apollo Funds and Shutterfly. Shutterfly and its directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Shutterfly stockholders in connection with the proposed transaction. Information concerning the interests of Shutterfly’s participants in the solicitation, which may, in some cases, be different than those of Shutterfly’s stockholders generally, are available in Shutterfly’s proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 8, 2019. To the extent holdings of securities by Shutterfly’s directors or executive officers have changed since the amounts disclosed in its proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding these persons and their interests in the proposed transaction will be set forth in the definitive proxy statement relating to the proposed transaction when it becomes available. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Shutterfly’s website at www.shutterflyinc.com.

# # #

About Shutterfly, Inc.
Shutterfly, Inc. is the leading retailer and manufacturing platform for personalized products and communications. Founded in 1999, Shutterfly, Inc. has three divisions: Shutterfly Consumer, Lifetouch, and Shutterfly Business Solutions. Shutterfly Consumer and Lifetouch help consumers capture, preserve, and share life’s important moments through professional and personal photography, and personalized products. The Shutterfly brand brings photos to life in photo books, gifts, home décor, and cards and stationery. Lifetouch is the national leader in school photography, built on the enduring tradition of “Picture Day”, and also serves families through portrait studios and other partnerships. Shutterfly Business Solutions delivers digital printing services that enable efficient and effective customer engagement through personalized communications. For more information about Shutterfly, Inc. (NASDAQ: SFLY), visit www.shutterflyinc.com.

Contacts Investor Relations: Shawn Tabak, 650-610-6026 stabak@shutterfly.com	Media Relations: Sondra Harding, 650-610-5129 sharding@shutterfly.com

Appendix 1.1
Shutterfly, Inc.
Consolidated Statements of Operations - GAAP
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Net revenue	$473,416	$443,372	$798,097	$643,097
Cost of net revenue	240,513	233,228	450,912	359,275
Gross profit	232,903	210,144	347,185	283,822
Operating expenses:
Technology and development	49,606	44,420	97,939	82,924
Sales and marketing	135,468	130,643	254,837	168,363
General and administrative[1]	52,491	55,040	100,878	86,604
Restructuring[2]	3,274	2,952	7,247	2,952
Total operating expenses	240,839	233,055	460,901	340,843
Loss from operations	(7,936)	(22,911)	(113,716)	(57,021)
Interest expense	(13,312)	(17,769)	(31,566)	(27,402)
Interest and other income, net	1,088	1,561	2,266	3,310
Loss before income taxes	(20,160)	(39,119)	(143,016)	(81,113)
Benefit from income taxes	7,428	12,607	46,665	27,436
Net loss	$(12,732)	$(26,512)	$(96,351)	$(53,677)

Net loss per share - basic and diluted	$(0.37)	$(0.80)	$(2.83)	$(1.63)

Weighted-average shares outstanding - basic and diluted	34,254	33,234	34,089	32,970

Stock-based compensation is allocated as follows:
Cost of net revenue	$844	$943	$1,736	$1,942
Technology and development	2,268	2,571	4,566	5,001
Sales and marketing	3,574	2,941	7,039	6,445
General and administrative	4,821	5,242	10,204	10,001
	$11,507	$11,697	$23,545	$23,389

Depreciation and amortization is allocated as follows:
Cost of net revenue	$24,566	$21,944	$48,853	$37,386
Technology and development	6,344	7,418	12,814	13,715
Sales and marketing	9,893	9,530	19,759	11,571
General and administrative	1,625	1,485	3,161	2,603
Restructuring	937	—	2,232	—
	$43,365	$40,377	$86,819	$65,275
[1] The General and administrative expenses of $52.5 million and $100.9 million for the three and six months ended June 30, 2019, respectively, include $7.5 million and $9.7 million, respectively, of costs related to executive transition and the strategic review. The General and administrative expenses of $55.0 million and $86.6 million for the three and six months ended June 30, 2018, respectively, include $8.0 million and $12.6 million, respectively, of acquisition-related charges.
[2] The restructuring plan approved in the fourth quarter of 2018 to close four Lifetouch facilities resulted in restructuring charges of $3.3 million and $7.2 million for the three and six months ended June 30, 2019, respectively. The exit of iMemories business in the second quarter of 2018 resulted in restructuring charges of $3.0 million for the three and six months ended June 30, 2018.

Appendix 1.2
Shutterfly, Inc.
Consolidated Balance Sheets - GAAP
(In thousands, except par value amounts)
(Unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$105,338	$521,567
Short-term investments	19,013	34,011
Accounts receivable, net	60,433	87,023
Inventories	20,916	18,015
Assets held for sale	9,142	1,000
Prepaid expenses and other current assets	114,776	65,961
Total current assets	329,618	727,577
Long-term investments	4,872	10,808
Property and equipment, net	336,655	381,018
Intangible assets, net	291,459	316,154
Goodwill	843,698	843,607
Other assets	84,872	23,045
Total assets	$1,891,174	$2,302,209

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$5,234	$14,203
Accounts payable	45,129	105,407
Accrued liabilities	142,836	226,445
Operating lease liabilities, current portion	21,045	—
Deferred revenue, current portion	38,350	57,319
Total current liabilities	252,594	403,374
Long-term debt	897,985	1,090,442
Operating lease liabilities	59,301	—
Other liabilities	84,707	134,027
Total liabilities	1,294,587	1,627,843
Stockholders’ equity:
Common stock, $0.0001 par value; 100,000 shares authorized; 34,382 and 33,673 shares issued and outstanding on June 30, 2019 and December 31, 2018, respectively	3	3
Additional paid-in capital	1,090,694	1,065,531
Accumulated other comprehensive (loss) income	(1,027)	1,592
Accumulated deficit	(493,083)	(392,760)
Total stockholders' equity	596,587	674,366
Total liabilities and stockholders' equity	$1,891,174	$2,302,209

Appendix 1.3
Shutterfly, Inc.
Consolidated Statements of Cash Flows - GAAP
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(96,351)	$(53,677)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	58,967	50,111
Amortization of intangible assets	25,620	15,164
Amortization of debt discount and issuance costs	5,533	7,009
Amortization of operating lease assets	11,150	—
Repayment of convertible senior notes attributable to debt discount[1]	—	(63,510)
Stock-based compensation	23,545	23,389
(Gain) loss on disposal of property and equipment	(426)	154
Deferred income taxes	3,808	17,571
Restructuring	2,301	752
Other	(57)	(272)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	26,605	30,767
Inventories	(2,959)	15,607
Prepaid expenses and other assets	(48,994)	(42,795)
Accounts payable	(60,267)	(69,708)
Accrued and other liabilities	(114,092)	(130,127)
Net cash used in operating activities	(165,617)	(199,565)

Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	(890,052)
Purchases of property and equipment	(27,129)	(17,692)
Capitalization of software and website development costs	(30,642)	(21,392)
Purchases of investments	—	(9,523)
Proceeds from maturities of investments	21,184	174,329
Proceeds from sales of investments	—	45,106
Proceeds from sales of property and equipment	1,136	1,132
Net cash used in investing activities	(35,451)	(718,092)

Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	1,007	16,577
Principal payments of borrowings[1]	(207,292)	(239,098)
Principal payments of finance lease liabilities and financing obligations	(9,587)	(9,396)
Proceeds from borrowings, net of issuance costs	—	806,652
Net cash (used in) provided by financing activities	(215,872)	574,735

Effect of exchange rate changes on cash and cash equivalents	711	(271)
Net decrease in cash and cash equivalents	(416,229)	(343,193)
Cash and cash equivalents, beginning of period	521,567	489,894
Cash and cash equivalents, end of period	$105,338	$146,701

Supplemental schedule of non-cash investing / financing activities:
Net decrease in accrued purchases of property and equipment	$(1,915)	$(1,200)
Net increase in accrued capitalized software and website development costs	2,532	1,119
Stock-based compensation capitalized with software and website development costs	612	697
Leased assets obtained in exchange for finance lease liabilities	2,973	2,969
[1] During the third quarter of 2018, the Company identified certain amounts attributable to the repayment of accreted interest on its convertible senior notes that should have been classified as cash used in operating activities instead of cash used in financing activities. Such error resulted in a $63.5 million understatement of net cash used in operating activities with a corresponding understatement of cash provided by financing activities in the statement of cash flows for the six months ended June 30, 2018. The statement of cash flows for the six months ended June 30, 2018 above has been revised to reflect the appropriate classification of such repayment between financing and operating activities.

Appendix 1.4
Shutterfly, Inc.
Shutterfly Consumer Metrics Disclosure
(Unaudited)

	Three Months Ended
	June 30,
	2019	2018
Shutterfly Consumer Metrics
Customers [1]	3,034,584	3,140,246
year-over-year change	(3)%

Orders	4,410,299	4,788,564
year-over-year change	(8)%

Average order value [2]	$38.45	$34.46
year-over-year change	12%

[1] An active customer is defined as one that has transacted in the last trailing-twelve months.
[2] Average order value is calculated using solely Shutterfly Consumer revenue.

Appendix 1.5
Shutterfly, Inc.
Shutterfly Consumer Net Revenue by Brand
(In thousands)
(Unaudited)

	Three Months Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Dec. 31,
	2018	2018	2018	2018	2019	2019	2018

Shutterfly Consumer net revenue[1]
Shutterfly Brand Core	$111,668	$116,041	$85,502	$369,016	$105,076	$115,583	$682,228
Shutterfly Brand Personalized Gifts and Home Décor	30,965	38,163	30,006	110,173	34,585	44,171	209,307
Tiny Prints Boutique	2,134	1,374	1,446	39,910	1,695	1,067	44,864
Other	7,292	9,425	9,934	8,779	7,491	8,763	35,430
Total	$152,059	$165,003	$126,888	$527,878	$148,847	$169,584	$971,829

[1] 2018 quarterly net revenue by brand has been updated to allocate order-to-billed adjustments to each brand of Shutterfly Consumer net revenue.

Appendix 2.1
Shutterfly, Inc.
Segment Disclosure
(In thousands)
(Unaudited)

The margin of the Company's three segments compares to non-GAAP operating loss by adding corporate expenses, amortization of intangible assets, stock-based compensation, restructuring, acquisition-related charges, executive transition and strategic review charges, and purchase accounting adjustments.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Shutterfly Consumer:
Net revenue	$169,584	$165,003	$318,432	$317,062
Cost of net revenue[1]	95,261	86,065	185,667	170,909
Technology and development	34,373	29,830	67,896	61,959
Sales and marketing	31,739	29,956	60,863	60,681
Credit card fees	4,346	4,349	8,501	8,548
Margin[1][2]	$3,865	$14,803	$(4,495)	$14,965
Margin %	2.3%	9.0%	(1.4)%	4.7%

Lifetouch[3]:
Net revenue[4]	$254,174	$261,911	$384,126	$261,911
Cost of net revenue[5]	98,844	91,148	177,172	91,148
Technology and development	8,021	7,109	15,994	7,109
Sales and marketing	89,847	86,960	166,141	86,960
Credit card fees	2,693	1,165	4,920	1,165
Margin[2]	$54,769	$75,529	$19,899	$75,529
Margin %	21.5%	28.8%	5.2%	28.8%

Shutterfly Business Solutions:
Net revenue	$49,658	$49,809	$96,184	$97,475
Cost of net revenue	42,941	41,610	81,092	81,519
Technology and development	3,700	3,049	6,992	6,994
Sales and marketing	1,107	1,619	2,515	3,069
Margin[2]	$1,910	$3,531	$5,585	$5,893
Margin %	3.8%	7.1%	5.8%	6.0%

Consolidated Segments:
Net revenue[4]	$473,416	$476,723	$798,742	$676,448
Cost of net revenue[1][5]	237,046	218,823	443,931	343,576
Technology and development	46,094	39,988	90,882	76,062
Sales and marketing	122,693	118,535	229,519	150,710
Credit card fees	7,039	5,514	13,421	9,713
Margin[1][2]	$60,544	$93,863	$20,989	$96,387
Margin %	12.8%	19.7%	2.6%	14.2%
[1] The six months ended June 30, 2019 includes an immaterial out-of-period adjustment for shipping services provided in the fourth quarter of 2018 of $2.8 million, which increased cost of net revenue and lowered segment margin.
[2] The margins reported reflect only costs that are directly attributable or allocable to a specific segment and exclude purchase accounting adjustments, corporate expenses, amortization of intangible assets, stock-based compensation, restructuring, acquisition-related, and executive transition and strategic review charges.
[3] The Company acquired Lifetouch on April 2, 2018.
[4] Lifetouch net revenue presented in management reporting related to certain obligations that would have otherwise been recorded by Lifetouch as an independent entity but were not recognized in our condensed consolidated financial statements for the six months ended June 30, 2019 and the three and six months ended June 30, 2018 due to business combination accounting requirements.
[5] Business combination accounting principles require the Company to measure acquired inventory at fair value. The fair value of inventory reflects Lifetouch's cost of manufacturing plus a portion of the expected profit margin. Segment reporting excludes this purchase accounting adjustment from cost of net revenue for the Lifetouch segment for the three and six months ended June 30, 2018.

The following table reconciles Total segment margin to operating loss, Total segment net revenue to Net revenue, and Total segment cost of net revenue to Cost of net revenue:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Total segment margin	$60,544	$93,863	$20,989	$96,387
Purchase accounting deferred revenue adjustment[1]	—	(33,351)	(645)	(33,351)
Purchase accounting inventory adjustment[2]	—	(10,931)	—	(10,931)
Corporate expenses[3]	(32,459)	(37,012)	(67,549)	(55,036)
Amortization of intangible assets	(12,795)	(12,831)	(25,620)	(15,164)
Stock-based compensation expense	(11,507)	(11,697)	(23,545)	(23,389)
Restructuring	(3,274)	(2,952)	(7,247)	(2,952)
Executive transition and strategic review charges	(8,445)	—	(10,099)	—
Acquisition-related charges	—	(8,000)	—	(12,585)
Operating loss	$(7,936)	$(22,911)	$(113,716)	$(57,021)
Operating margin	(1.7)%	(5.2)%	(14.2)%	(8.9)%

Total segment net revenue	$473,416	$476,723	$798,742	$676,448
Purchase accounting deferred revenue adjustment[1]	—	(33,351)	(645)	(33,351)
Net revenue	$473,416	$443,372	$798,097	$643,097

Total segment cost of net revenue	$237,046	$218,823	$443,931	$343,576
Purchase accounting inventory adjustment[2]	—	10,931	—	10,931
Stock-based compensation for cost of net revenue	844	943	1,736	1,942
Amortization of intangible assets for cost of net revenue	2,623	2,531	5,245	2,826
Cost of net revenue	$240,513	$233,228	$450,912	$359,275

[1] Lifetouch net revenue presented in management reporting related to certain obligations that would have otherwise been recorded by Lifetouch as an independent entity but were not recognized in our condensed consolidated financial statements due to business combination accounting requirements.
[2] Business combination accounting principles require the Company to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. Management reporting excludes this purchase accounting adjustment from cost of net revenue for the Lifetouch segment.
[3] Corporate expenses include activities that are not directly attributable or allocable to a specific segment. This category consists primarily of expenses related to certain functions performed at the corporate level such as non-manufacturing facilities, human resources, finance and accounting, legal, information technology, integration, etc.

Appendix 3.1
Shutterfly, Inc.
Reconciliation of Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2019			June 30, 2019
	GAAP Income			Normalized
	Statement	Adjustments		Non-GAAP
Net revenue:
Shutterfly Consumer	$169,584			$169,584
Lifetouch	254,174			254,174
Shutterfly Business Solutions	49,658			49,658
Total net revenue	473,416			473,416
Cost of net revenue	240,513			240,513
Gross profit	232,903			232,903
Gross profit margin	49.2%			49.2%

Operating expenses:
Technology and development	49,606			49,606
Sales and marketing	135,468	(651)	[1]	134,817
General and administrative	52,491	(7,518)	[1]	44,973
Restructuring	3,274	(3,274)	[2]	—
Total operating expenses	240,839	(11,443)		229,396
Operating (loss) income	(7,936)	11,443		3,507
Operating margin	(1.7)%			0.7%

Interest expense	(13,312)			(13,312)
Interest and other income, net	1,088			1,088
Loss before income taxes	(20,160)	11,443		(8,717)
Benefit from income taxes	7,428			766
Net loss	$(12,732)			$(7,951)

Net loss per share - basic and diluted	$(0.37)			$(0.23)

Weighted-average shares outstanding - basic and diluted	34,254			34,254

Operating loss	$(7,936)			$3,507
Stock-based compensation	11,507			11,507
Amortization of intangible assets	12,795			12,795
Depreciation	30,570	(937)	[2]	29,633
Adjusted EBITDA				$57,442
Adjusted EBITDA margin				12.1%

The GAAP and Non-GAAP amounts presented below for the six months ended June 30, 2019 are impacted by an immaterial out-of-period adjustment for shipping services provided in the fourth quarter of 2018 of $2.8 million, which increased cost of net revenue and burdened gross margin, operating loss, net loss, and Adjusted EBITDA loss.

	Six Months Ended				Six Months Ended
	June 30, 2019				June 30, 2019
	GAAP Income				Normalized
	Statement		Adjustments		Non-GAAP
Net revenue:
Shutterfly Consumer	$318,432				$318,432
Lifetouch	383,481		645	[4]	384,126
Shutterfly Business Solutions	96,184				96,184
Total net revenue	798,097		645		798,742
Cost of net revenue	450,912	[3]			450,912
Gross profit	347,185	[3]	645		347,830
Gross profit margin	43.5%	[3]			43.5%

Operating expenses:
Technology and development	97,939				97,939
Sales and marketing	254,837		(1,030)	[1]	253,807
General and administrative	100,878		(9,704)	[1]	91,174
Restructuring	7,247		(7,247)	[2]	—
Total operating expenses	460,901		(17,981)		442,920
Operating loss	(113,716)	[3]	18,626		(95,090)
Operating margin	(14.2)%	[3]			(11.9)%

Interest expense	(31,566)		3,886	[5]	(27,680)
Interest and other income, net	2,266				2,266
Loss before income taxes	(143,016)	[3]	22,512		(120,504)
Benefit from income taxes	46,665	[3]			29,835
Net loss	$(96,351)	[3]			$(90,669)

Net loss per share - basic and diluted	$(2.83)	[3]			$(2.66)

Weighted-average shares outstanding - basic and diluted	34,089				34,089

Operating loss	$(113,716)				$(95,090)
Stock-based compensation	23,545		(911)	[1]	22,634
Amortization of intangible assets	25,620				25,620
Depreciation	61,199		(2,232)	[2]	58,967
Adjusted EBITDA					$12,131
Adjusted EBITDA margin					1.5%

[1] Charges related to executive transition and strategic review. $0.9 million of the charges was related to stock-based compensation expense for the six months ended June 30, 2019.
[2] Restructuring charges related to the planned closure of four Lifetouch facilities of which $0.9 million and $2.2 million was related to depreciation expense for the three and six months ended June 30, 2019, respectively.
[3] The six months ended June 30, 2019, includes an immaterial out-of-period adjustment for shipping services provided in the fourth quarter of 2018 of $2.8 million, which increased cost of net revenue, and burdened gross margin, operating loss, net loss, and Adjusted EBITDA loss.
[4] Lifetouch net revenue presented in management reporting related to certain obligations that would have otherwise been recorded by Lifetouch as an independent entity but were not recognized in our condensed consolidated financial statements for the six months ended June 30, 2019 due to business combination accounting requirements.
[5] Non-cash charges related to the $200 million debt repayment made in January 2019 that is considered a partial early debt extinguishment.

Appendix 4.1
Shutterfly, Inc.
Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended						Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Dec. 31,
	2018	2018	2018	2018	2019	2019	2018

Net income (loss)	$(27,165)	$(26,512)	$(73,543)	$177,616	$(83,619)	$(12,732)	$50,396
Restructuring	—	2,952	—	1,667	3,973	3,274	4,618
Acquisition-related charges	4,585	8,000	2,392	572	—	—	15,549
Purchase accounting adjustments	—	44,282	3,958	2,298	645	—	50,538
Executive transition and strategic review charges	—	—	—	—	2,565	8,169	—
Debt repayment impact	—	—	—	—	3,886	—	—
Tax benefit impact of adjustments	(1,185)	(15,171)	(3,603)	5,050	(10,168)	(6,662)	(14,910)
Non-GAAP net income (loss)	$(23,765)	$13,551	$(70,796)	$187,203	$(82,718)	$(7,951)	$106,191

Diluted shares outstanding	32,702	33,234	33,470	34,218	33,918	34,254	34,832
Non-GAAP diluted shares outstanding	32,702	35,775	33,470	34,218	33,918	34,254	34,832

Net income (loss) per share	$(0.83)	$(0.80)	$(2.20)	$5.19	$(2.47)	$(0.37)	$1.45
Non-GAAP net income (loss) per share	$(0.73)	$0.38	$(2.12)	$5.47	$(2.44)	$(0.23)	$3.05

Appendix 4.2
Shutterfly, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended						Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Dec. 31,
	2018	2018	2018	2018	2019	2019	2018

Net income (loss)	$(27,165)	$(26,512)	$(73,543)	$177,616	$(83,619)	$(12,732)	$50,396
Interest expense	9,633	17,769	16,660	17,176	18,253	13,312	61,239
Interest and other income, net	(1,749)	(1,561)	(856)	(1,278)	(1,178)	(1,088)	(5,444)
Tax (benefit) provision	(14,829)	(12,607)	(28,797)	65,496	(39,237)	(7,428)	9,262
Depreciation and amortization	24,898	40,377	41,970	43,883	42,158	42,428	151,127
Stock-based compensation	11,692	11,697	11,931	12,400	11,128	11,507	47,721
Restructuring	—	2,952	—	1,667	3,973	3,274	4,618
Executive transition and strategic review charges	—	—	—	—	2,565	8,169	—
Acquisition-related charges	4,585	8,000	2,392	572	—	—	15,549
Purchase accounting adjustments	—	44,282	3,958	2,298	645	—	50,538
Adjusted EBITDA	$7,065	$84,397	$(26,285)	$319,830	$(45,312)	$57,442	$385,006

Appendix 4.3
Shutterfly, Inc.
Reconciliation of Cash Flow from Operating Activities to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended						Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Dec. 31,
	2018	2018[1]	2018	2018	2019	2019	2018

Net cash (used in) provided by operating activities	$(124,332)	$(75,233)	$27,041	$374,450	$(144,115)	(21,502)	$201,926
Interest expense	9,633	17,769	16,660	17,176	18,253	13,312	61,239
Interest and other income, net	(1,749)	(1,561)	(856)	(1,278)	(1,178)	(1,088)	(5,444)
Tax (benefit) provision	(14,829)	(12,607)	(28,797)	65,496	(39,237)	(7,428)	9,262
Changes in operating assets and liabilities	142,368	53,888	(45,554)	(150,834)	128,121	71,586	(132)
Other adjustments	(8,611)	47,659	(1,129)	11,950	(12,081)	(7,927)	49,868
Cash restructuring	—	2,200	—	—	2,626	2,320	2,200
Cash executive transition and strategic review charges	—	—	—	—	1,654	8,169	—
Acquisition-related charges	4,585	8,000	2,392	572	—	—	15,549
Purchase accounting adjustments	—	44,282	3,958	2,298	645	—	50,538
Adjusted EBITDA	$7,065	$84,397	$(26,285)	$319,830	$(45,312)	$57,442	$385,006

[1] During the third quarter of 2018, the Company identified certain amounts attributable to the repayment of accreted interest on its convertible senior notes that were misclassified within the statement of cash flows. This misclassification resulted in a $63.5 million understatement of net cash used in operating activities with a corresponding understatement of cash provided by financing activities for the second quarter of 2018. The quarterly amounts in the above table have been revised to appropriately reflect such repayment of accreted interest in cash used in operating activities during the second quarter of 2018.